UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Pkwy

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2017, the Compensation Committee of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (the “Company”) approved the Fourth Amendment to Employment Agreement (the “Fourth Amendment”) to C. William Eccleshare’s employment agreement dated January 24, 2012, as amended by the First Amendment to Employment Agreement effective March 2, 2015, as further amended by Second Amendment to Employment Agreement effective December 11, 2015 and as further amended by the Third Amendment to Employment Agreement effective May 20, 2017 (as amended or modified as of the date hereof, the “Employment Agreement”). Pursuant to the terms of the Fourth Amendment, (1) Mr. Eccleshare’s term of employment was extended until December 31, 2020 and thereafter provided for automatic one-year extensions, unless either the Company or Mr. Eccleshare gives prior notice electing not to extend the Employment Agreement, (2) beginning on January 1, 2018, the calculation of all cash payments related to base salary, annual bonus, additional bonus or any other compensation or cash payments or reimbursements owed to Mr. Eccleshare or contributed on behalf of Mr. Eccleshare shall be paid based on the average exchange rate for 2017 and (3) Mr. Eccleshare will receive a first retention bonus payment (the “First Retention Bonus Payment”) of $875,000 if he remains employed by the Company on January 1, 2018 (payable on the Company’s first scheduled payroll following such date) and Mr. Eccleshare will receive a second retention bonus payment of $875,000 (the “Second Retention Bonus Payment”) if he remains employed by the Company on January 1, 2020 (payable on the Company’s first scheduled payroll following such date).

In the event Mr. Eccleshare’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) pursuant to the terms and conditions of the Employment Agreement or Mr. Eccleshare resigns without Good Reason (as defined in the Employment Agreement) and the date of such termination is on or before June 30, 2019, Mr. Eccleshare shall repay to the Company the “After-Tax Value” of the First Retention Bonus Payment within 10 days of his termination. In the event Mr. Eccleshare is terminated by the Company for Cause pursuant to the terms and conditions of the Employment Agreement or Mr. Eccleshare resigns without Good Reason and the date of such termination is on or between July 1, 2019 and June 30, 2020, Mr. Eccleshare shall repay to the Company the “After-Tax Value” of the Second Retention Bonus Payment (if so received) within 10 days of his termination. For the purposes of the Fourth Amendment, “After-Tax Value” means the applicable portion of the retention bonus payment net of any and all taxes and social security contributions, determined taking into account any tax benefit available in respect of such repayment.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Employment Agreement effective January 1, 2018, between C. William Eccleshare and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: December 8, 2017	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary